As filed with the Securities and Exchange Commission on November 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	93-0460598
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4262

Telephone: (503) 946-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger A. Cooke

Senior Vice President, General Counsel and Secretary

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4262

Telephone: (503) 946-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ruth A. Beyer

Gary R. Barnum

James M. Kearney

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204

(503) 224-3380

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Debt Securities

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate principal amount of debt securities are being registered and may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), Precision Castparts Corp. is deferring payment of all of the registration fee.

PROSPECTUS

PRECISION CASTPARTS CORP.

DEBT SECURITIES

Precision Castparts Corp. intends to sell from time to time debt securities. It will provide the specific terms of each series of debt securities in supplements to this prospectus. You should carefully read this prospectus and any prospectus supplement, and any documents incorporated by reference herein or therein, before you invest. This prospectus will not be used to issue any securities unless it is attached to a prospectus supplement.

Unless stated otherwise in a prospectus supplement, these securities will not be listed on any securities exchange.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 1, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 21, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (SEC). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the securities described in this prospectus. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the debt securities being offered. A prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information contained in the prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any other statement or free writing prospectus authorized by us in the future. At the date of this prospectus, nobody else has been authorized to provide you with different or additional information. No offer of these securities is being made in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

References in this prospectus to “we,” “our,” “us,” “PCC,” “the Registrant” or “the Company” refer to Precision Castparts Corp. and its subsidiaries unless the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be important part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the year ended April 1, 2012;

2.	The information specifically incorporated by reference into the 2012 Form 10-K from our definitive proxy statement on Schedule 14A dated July 3, 2012;

3.	Our Quarterly Reports on Form 10-Q for the quarters ended July 1, 2012 and September 30, 2012;

4.	Our Current Reports on Form 8-K dated August 14, 2012, November 9, 2012 and November 15, 2012.

5.	Future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and before the termination of the offering of securities.

You may request a free copy of these filings by writing or telephoning us at the following address:

Precision Castparts Corp.

Attention: Investor Relations

4650 S.W. Macadam Avenue, Suite 400

Portland, Oregon 97239-4262

Tel: (503) 946-4800

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Any prospectus supplement will contain additional risks particular to the debt securities we expect to issue.

PRECISION CASTPARTS CORP.

Precision Castparts Corp., a worldwide manufacturer of complex metal components and products, provides high-quality investment castings, forgings and fasteners/fastener systems for critical aerospace and industrial gas turbine applications. We also provide aerostructures for the aerospace industry; investment castings and forgings for general industrial, armament, medical and other applications; nickel alloys in all standard mill forms from large ingots and billets to plate, sheet, strip, tubing, bar and wire, as well as cobalt alloys, for the aerospace, chemical processing, oil and gas, pollution control and other industries; seamless pipe for coal-fired, industrial gas turbine, and nuclear power plants, as well as oil and gas applications; revert management solutions; fasteners for automotive and general industrial markets; specialty alloys for the investment casting industry; refiner plates, screen cylinders and other products for the pulp and paper industry; grinder pumps and affiliated components for low pressure sewer systems; critical auxiliary equipment and gas monitoring systems for the power generation industry; and metalworking tools for the fastener market and other applications.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended September 30, 2012	Fiscal Year
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(A)	94.5	80.8	72.7	63.0	60.7	26.2

(A)

For the purposes of calculating the ratio of earnings to fixed charges, (1) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, plus fixed charges, minus capitalized interest earnings, and (2) fixed charges consist of interest expenses, whether expensed or capitalized, plus 28% of operating rental expenses, which is deemed representative of an interest factor.

USE OF PROCEEDS

Unless specified otherwise in a prospectus supplement, PCC intends to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include repayment of indebtedness, stock repurchases and acquisitions. Pending such applications, the net proceeds will be invested in short-term marketable securities and cash equivalents.

DESCRIPTION OF DEBT SECURITIES

PCC may issue debt securities in one or more distinct series. This section summarizes certain terms of the debt securities that are common to all series. Most of the financial terms, covenants, events of default and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

The debt securities are to be issued under an Indenture (as amended or supplemented from time to time, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), a copy of which is an exhibit to the registration statement. The statements herein relating to the debt securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Wherever particular defined terms of the Indenture are referred to in this prospectus or in any prospectus supplement or free writing prospectus, such defined terms are incorporated herein or therein by reference.

The following sets forth certain general terms and provisions of the debt securities offered hereby. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may not apply to the offered debt securities will be described in the prospectus supplement relating to such offered debt securities (the “Applicable Prospectus Supplement”).

General

Unless otherwise indicated in the Applicable Prospectus Supplement, the Indenture does not limit the amount of Debt that may be incurred by the Company or its Subsidiaries or contain covenants specifically designed to protect holders of debt securities in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the Company that may adversely affect holders of debt securities. The debt securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably, on a pari passu basis, with other unsecured and unsubordinated obligations of the Company.

Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at the office or agency to be maintained by the Company in The City of New York and at any other office or agency maintained by the Company for such purpose. Unless otherwise indicated in the Applicable Prospectus Supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Applicable Prospectus Supplement will describe the terms of the offered debt securities, including:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•

the person or entity to whom any interest on the offered debt securities shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of and premium, if any, on the offered debt securities is payable or the method of determination thereof;

•

the rate or rates at which the offered debt securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which any such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities shall be payable;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities shall be issuable;

•

the currency, currencies or currency units in which payment of the principal of and any premium and interest on any offered debt securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America;

•

if the amount of payments of principal of or any premium or interest on any offered debt securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined;

•

if the principal of or any premium or interest on any offered debt securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the offered debt securities as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

•

if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion may be determined;

•	the applicability of the provisions described under “—Defeasance of offered debt securities or Certain Covenants in Certain Circumstances”;

•

if the offered debt securities will be issuable only in the form of a Book-Entry Security as described under “—Book-Entry debt securities”, the Depositary or its nominee with respect to the offered debt securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a person or entity other than the Depositary or its nominee;

•	covenants applicable to one or more particular series of debt securities; ;

•	events of default applicable to one or more particular series of debt securities; and

•	other terms of the offered debt securities.

Debt securities may be issued under the Indenture as Original Issue Discount debt securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. “Original Issue Discount debt security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units, if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of debt securities and such foreign currency or currency units will be set forth in the Applicable Prospectus Supplement.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, material U.S. federal income tax considerations applicable thereto will be described in the Applicable Prospectus Supplement.

Book-Entry Securities

The following description of Book-Entry Securities will apply to any series of debt securities except as otherwise provided in the Applicable Prospectus Supplement.

The debt securities of a series may be issued in the form of one or more Book-Entry Securities that will be deposited with or on behalf of a Depositary, which will be a clearing agent registered under the Exchange Act. Book-Entry Securities will be registered in the name of the Depositary or a nominee of the Depositary, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the Indenture. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a Book-Entry Security may not be transferred or exchanged except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the Applicable Prospectus Supplement.

Upon the issuance of any Book-Entry Security, and the deposit of such Book-Entry Security with or on behalf of the Depositary for such Book-Entry Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such Book-Entry Security to the accounts of institutions (“participants”) that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by the Company, if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Book-Entry Security will be limited to participants or persons that may hold interests through participants.

Ownership of beneficial interests in a Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Book-Entry Security or by its nominee. Ownership of beneficial interests in such Book-Entry Security by persons who hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Book-Entry Security.

So long as the Depositary for a Book-Entry Security, or its nominee, is the owner of such Book-Entry Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by such Book-Entry Security for all purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Book-Entry Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Book-Entry Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such instruction or action, and such participants would authorize beneficial owners owning through such participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

Unless otherwise specified in the Applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the debt securities represented by a Book-Entry Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Book-Entry Security. The Company expects that the Depositary for any debt securities represented by a Book-Entry Security, upon receipt of any payment of principal or interest in respect of such Book-Entry Security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Book-Entry Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Book-Entry Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in “street name”, and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Book-Entry Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

A Book-Entry Security shall be exchangeable for debt securities in certificated registered form, of like tenor and of an equal aggregate principal amount, only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Book-Entry Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its sole discretion determines that such Book-Entry Security shall be exchangeable for debt securities in certificated registered form or (c) there shall have occurred and be continuing an Event of Default with respect to the debt securities. Any Book-Entry Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for debt securities registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Book-Entry Security.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the holders of any of the debt securities in order (i) to evidence the succession of another entity to the Company and the assumption of the covenants and obligations of the Company under the debt securities and the Indenture by such successor to the Company; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred on the Company by the Indenture; (iii) to add additional Events of Default with respect to any series of debt securities; (iv) to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of Book-Entry Securities; (v) to add to, change or eliminate any provision affecting only debt securities not yet issued; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate Trustee or Trustees for specific series of debt securities; (ix) to permit payment in respect of debt securities in bearer form in the United States to the extent allowed by law; (x) to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that any such action (other than in respect of a mistaken provision) does not adversely affect in any material respect the interests of any holder of debt securities of any series then outstanding.

Modifications and amendments of the Indenture also may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no such modification or amendment may, without the consent of the holders of all debt securities affected thereby, (i) change the Stated Maturity of the principal amount of, or any installment of principal of or interest on, any debt security; (ii) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on any debt security (including in the case of an Original Issue Discount debt security the amount payable upon acceleration of the maturity thereof ); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any debt security; (iv) impair the right to institute suit for the enforcement of any payment on any debt security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or (v) reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

The holders of at least a majority in aggregate principal amount of the Outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security of such series affected thereby.

Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances

Defeasance and Discharge

The Indenture provides that the terms of any series of debt securities may provide that the Company, at the Company’s option, will be discharged from any and all obligations in respect of the debt securities of such series

(except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to holders of the debt securities of such series.

Defeasance of Certain Covenants

The Applicable Prospectus Supplement will describe whether the Company will have the option to be released from certain restrictive covenants described therein. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such debt securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes.

In the event the Company exercises this option and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

The Applicable Prospectus Supplement will state if any defeasance provisions will apply to the offered debt securities.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the holders of at least a majority in aggregate principal amount of the Outstanding debt securities. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways: (1) through agents, underwriters or dealers; (2) directly to one or more purchasers; or (3) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including the underwriters, dealers, agents or direct purchasers and the place, time of delivery and other terms of the offered securities, in a prospectus supplement.

LEGAL MATTERS

Stoel Rives LLP, Portland, Oregon, will pass upon the validity of the offered securities for us. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of Precision Castparts Corp. and its subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. The financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimates.

SEC registration fee		$(1)
Fees and expenses of accountants(2)
Fees and expenses of counsel(2)
Fees and expenses of trustee and warrant agent(2)
Printing and engraving expenses(2)
Rating agency fees(2)

Total	$

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers

The Company’s Restated Articles of Incorporation (the “Articles”) authorize indemnification of current or former directors or officers of the Registrant to the fullest extent permitted by law. In addition, the Company has entered into indemnity agreements with certain of its officers and directors. The Bylaws of the Company require indemnification of officers and directors to the fullest extent permitted by the Oregon Business Corporation Act (the “OBCA”). The effects of the Articles, the Bylaws, the OBCA, and the indemnity agreements (the “Indemnification Provisions”) are summarized as follows:

(a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

(b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

(c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

(d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

(e) The Company may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit

*1.1	Form of Underwriting Agreement

+4.1	Indenture between Precision Castparts Corp. and U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee (incorporated herein by reference to Exhibit 4 to the Form S-3 filed on November 28, 1997)

+4.2	First Supplemental Indenture dated as of June 30, 2001 between U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee and PCC (incorporated herein by reference to Exhibit 4.6 to the Form S-4 filed September 23, 2003)

+4.3	Second Supplemental Indenture dated as of December 9, 2003 among U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q filed February 11, 2004)

+4.4	Third Supplemental Indenture dated as of December 9, 2003 among U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q filed February 11, 2004)

+4.5	Tri-Party Agreement dated as of August 18, 2005 by and among PCC, J.P. Morgan Trust Company, National Association, as resigning trustee, and U.S. Bank National Association, as successor trustee (incorporated herein by reference to Exhibit 4.8 to the Form 10-K filed June 14, 2006)

*4.6	Form of supplemental indenture or other instrument establishing the issuance of one or more further series of debt securities (including form of debt security)

5.1	Opinion of Stoel Rives LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stoel Rives LLP (included as part of Exhibit 5.1)

24.1	Powers of Attorney of directors and officers of Precision Castparts Corp. (included in signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company in connection with a specific offering.
+	Incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 21st day of November, 2012.

PRECISION CASTPARTS CORP.

By:	/s/ Mark Donegan
Mark Donegan,
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark Donegan, Chairman and Chief Executive Officer, Shawn R. Hagel, Executive Vice President and Chief Financial Officer, Roger A. Cooke, Senior Vice President and General Counsel, and Steven Blackmore, Vice President and Treasurer, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

As officers or directors of PRECISION CASTPARTS CORP.

/s/ MARK DONEGAN Mark Donegan	Chairman and Chief Executive Officer	November 21, 2012

/s/ SHAWN R. HAGEL Shawn R. Hagel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2012

/s/ DON R. GRABER Don R. Graber	Director	November 21, 2012

/s/ LESTER L. LYLES Lester L. Lyles	Director	November 21, 2012

/s/ DANIEL J. MURPHY Daniel J. Murphy	Director	November 21, 2012

/s/ VERNON E. OECHSLE Vernon E. Oechsle	Director	November 21, 2012

/s/ STEVEN G. ROTHMEIER Steven G. Rothmeier	Director	November 21, 2012

/s/ ULRICH SCHMIDT Ulrich Schmidt	Director	November 21, 2012

Richard L. Wambold	Director	November 21, 2012

/s/ TIMOTHY A. WICKS Timothy A. Wicks	Director	November 21, 2012

INDEX TO EXHIBITS

Exhibit No.

*1.1	Form of Underwriting Agreement

+4.1	Indenture between Precision Castparts Corp. and U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago) as Trustee (incorporated herein by reference to Exhibit 4 to the Form S-3 filed on November 28, 1997)

+4.2	First Supplemental Indenture dated as of June 30, 2001 between U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee and PCC (incorporated herein by reference to Exhibit 4.6 to the Form S-4 filed September 23, 2003)

+4.3	Second Supplemental Indenture dated as of December 9, 2003 among U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, which was the successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q filed February 11, 2004)

+4.4	Third Supplemental Indenture dated as of December 9, 2003 among U.S. Bank, National Association (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., which was the successor to The First National Bank of Chicago), as Trustee, PCC and the guarantors named therein (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q filed February 11, 2004)

+4.5	Tri-Party Agreement dated as of August 18, 2005 by and among PCC, J.P. Morgan Trust Company, National Association, as resigning trustee, and U.S. Bank National Association, as successor trustee (incorporated herein by reference to Exhibit 4.8 to the Form 10-K filed June 14, 2006)

*4.6	Form of supplemental indenture or other instrument establishing the issuance of one or more further series of debt securities (including form of debt security)

5.1	Opinion of Stoel Rives LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stoel Rives LLP (included as part of Exhibit 5.1)

24.1	Powers of Attorney of directors and officers of Precision Castparts Corp. (included in signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company in connection with a specific offering.
+	Incorporated by reference.